________________________________________________________________________________





                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of earliest Event reported):  March 4, 1997

                         Commission file number 0-14190

                         DREYER'S GRAND ICE CREAM, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                         No. 94-2967523
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


                5929 College Avenue, Oakland, California    94618
                (Address of principal executive offices)  (Zip Code)


       Registrant's telephone number, including area code: (510) 652-8187





________________________________________________________________________________

Item 5.  Other Events


            On March 4, 1997, the Board of Directors of Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), approved a second amendment (the "Amendment") to the Amended and Restated Rights Agreement (the "Rights Agreement") dated as of March 4, 1991 by and between the Company and ChaseMellon Shareholder Services, L.L.C. (as second successor in interest to Bank of America, N.T. & S.A., a national banking association), as Rights Agent. The Amendment, which became effective on March 17, 1997, amends the Rights Agreement to delete the last sentence of Section 27 of the Rights Agreement, thereby allowing for amendment of the Rights Agreement to change the redemption price of the rights or the expiration date of the rights.

            The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.     Financial Statements and Exhibits.

            (c)     Exhibits.

            10.1 Second Amendment dated March 17, 1997, to Amended and Restated Rights Agreement dated as of March 4, 1991, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

                                   SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            DREYER'S GRAND ICE CREAM, INC.



                            By: /s/ Paul R. Woodland
                                -----------------------------------------------
                            Name:   Paul R. Woodland
                            Title:  Vice President - Finance and Administration,
                                    Chief Financial Officer and Assistant
                                    Secretary

Dated:  March 18, 1997

                               INDEX TO EXHIBITS

Exhibit
-------
 10.1 Second Amendment dated March 17, 1997, to Amended and Restated Rights Agreement dated as of March 4, 1991, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.